March 27, 2018

Wells Fargo Bank, National Association
2450 Colorado Avenue, Suite 3000W
Santa Monica, California 90404
Attention: Harry L. Joe, Vice President

Re:
(i) Credit and Security Agreement, dated March 13, 2012 (as heretofore amended, the “Domestic Credit Agreement”), among Dasan Zhone Solutions, Inc. (f/k/a Zhone Technologies, Inc.) and ZTI Merger Subsidiary III, Inc. (collectively, the “Borrowers”), Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation, and Dasan Network Solutions, Inc. (collectively, the “Guarantors”), and Wells Fargo Bank, National Association (the “Lender”), and (ii) Credit and Security Agreement (Ex-Im Subfacility), dated March 13, 2012 (as heretofore amended, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, collectively, the “Credit Agreements”), among the Borrowers, the Guarantors, and Lender

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreements. The Borrowers and the Guarantors are sometimes collectively referred to in this letter agreement as the “Loan Parties.” Capitalized terms used but not defined in this letter agreement shall have the meanings set forth in the Domestic Credit Agreement.

The Loan Parties and Lender hereby agree to modify the definition of “Liquidity Trigger Event” set forth in Section 1.1 to the Credit Agreements to read in its entirety as follows:

“Liquidity Trigger Event” means the occurrence of any of the following: (i) Borrowers fail to maintain at least $3,000,000 of Liquidity at all times; (ii) Borrowers fail to maintain at least $5,000,000 of Liquidity as of the last day of the first calendar month of each fiscal quarter; or (iii) Borrowers fail to maintain Liquidity as of the last day of each fiscal quarter of at least (x) $5,000,000, as of March 31, 2018, or (y) $10,000,000, as of the last day of any other fiscal quarter.

This letter agreement shall become effective upon satisfaction of the following terms and conditions: (i) Lender shall have received the countersignatures of the Borrowers and Guarantors on this letter agreement agreeing to the terms and conditions of this letter agreement; and (ii) all representations and warranties of the Borrowers and the Guarantors in the Loan Documents and this letter agreement shall be true and correct in all material respects as of the date hereof (except for such representations and warranties that by their terms expressly speak as of an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects as of such earlier date).

In order to induce Lender to execute and deliver this letter agreement, the Loan Parties hereby (i) represent and warrant that no Default or Event of Default exists on the date hereof, (ii) ratify and confirm all of the Obligations of the Loan Parties pursuant to the Loan Documents, and (iii) acknowledge that no investigation by Lender shall affect any representations or warranties made by the Loan Parties in this letter agreement or the right of Lender to rely upon them.

Except as expressly set forth herein, (i) the Loan Documents remain in full force and effect, (ii) this letter agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Credit Agreements or any other Loan Document or to be a waiver of any Default or Event of Default under the Loan Documents whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific consent referenced above in this letter agreement), and (iii) this letter agreement shall not preclude the future exercise of any right, remedy, power or privilege available to Lender whether under the Credit Agreements, the other Loan Documents or otherwise and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Obligations, Credit Agreements, or other Loan Documents.

To further induce Lender to enter into this letter agreement, the Loan Parties each hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Loan Parties in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each Loan Party waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

This letter agreement (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto are expressly superseded hereby, (ii) shall be governed by and construed in accordance with the laws of the State of California, and (iii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This letter agreement may be executed in one or more counterparts (which taken together shall constitute one and the same instrument) and by facsimile or email (pdf) transmission, which facsimile or pdf signatures shall be considered original executed counterparts.

This letter agreement shall be deemed to be a “Loan Document” for purposes of the Credit Agreements and the other Loan Documents.

[signatures on following pages]

Kindly acknowledge your agreement with the terms and conditions of this letter agreement, by executing one copy of this letter in the space provided and returning it to Lender.

Very truly yours,

DASAN ZHONE SOLUTIONS, INC.	ZTI MERGER SUBSIDIARY III, INC.

By:/s/ Michael Golomb	By:/s/ Michael Golomb
Name: Michael Golomb	Name: Michael Golomb
Title: Chief Financial Officer	Title: Chief Financial Officer

PREMISYS COMMUNICATIONS, INC.	ZHONE TECHNOLOGIES INTERNATIONAL, INC.

By:/s/ Michael Golomb	By:/s/ Michael Golomb
Name: Michael Golomb	Name: Michael Golomb
Title: Chief Financial Officer	Title: Chief Financial Officer

PARADYNE NETWORKS, INC.	PARADYNE CORPORATION

By:/s/ Michael Golomb	By:/s/ Michael Golomb
Name: Michael Golomb	Name: Michael Golomb
Title: Chief Financial Officer	Title: Chief Financial Officer

DASAN NETWORK SOLUTIONS, INC.

By:/s/ Michael Golomb
Name: Michael Golomb
Title: Chief Financial Officer

[signatures continued on next page]

Modification of Liquidity Trigger Event Definition
(WFB/Dasan/Zhone)

Acknowledged and agreed to by Lender
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Harry L. Joe
Name: Harry L. Joe
Title: Authorized Signatory

Modification of Liquidity Trigger Event Definition
(WFB/Dasan/Zhone)